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                                                                 Exhibit 23.1


                      CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8, as amended (File No. 333-09243), Form S-3, as amended, (File No. 333-13497) and on Form S-3 (file No. 333-29035) of our report dated July 24, 1997, on our review of the interim consolidated financial statements of Patterson Energy, Inc. and Subsidiaries as of June 30, 1997, and for the three and six months then ended, which are included in this Quarterly Report on Form 10-Q.


                                      /s/   Coopers & Lybrand L.L.P.

Dallas, Texas
July 24, 1997